EXHIBIT 99.1

AT THE COMPANY:	IR INQUIRIES:	MEDIA INQUIRIES:
Bruce T. Quigley	Charles Messman, Todd Kehrli	Steve Simon
Vice President of Business	MKR Group	S&S Public Relations
Development and Investor	818-556-3700	847-955-0700
Relations
949-362-5800
bquigley@smithmicro.com	ir@mkr-group.com	steve@sspr.com

FOR IMMEDIATE RELEASE
SMITH MICRO RETURNS TO PROFITABILITY IN ITS SECOND
QUARTER 2005 FINANCIAL PERFORMANCE
Company Ships First Enterprise Customer; Regains Financial Momentum
Aliso Viejo, Calif., August 9, 2005— Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its second quarter 2005 results.
The company reported net revenues of $3.3 million for the quarter ended June 30, 2005, compared to $3.1 million recorded in the second quarter of 2004. The company’s net income of $764,000 in the second quarter of 2005 resulted in a net income of $0.04 per basic share and $0.03 per diluted share, compared to net income of $634,000 in the second quarter of 2004 or net income of $0.04 per basic share and $0.04 per diluted share. From a sequential quarter perspective, net income for the second quarter of 2005 of $764,000, or $0.03 per fully diluted share, was a significant increase from the first quarter 2005 net loss of $128,000 or $(0.01) per fully diluted share.
The company also reported a backlog entering into the third quarter of 2005 of $1.3 million.
The company reported net revenues of $5.4 million for the six months ended June 30, 2005, compared to $5.6 million recorded in the six months ended June 30, 2004. The company’s net income of $636,000 for the six months ended June 30, 2005 resulted in a net income of $0.03 per basic share and $0.03 per diluted share.
The company ended the quarter with cash and cash equivalents of $30 million, $20.8 million was the net result of an equity transaction in February of 2005. Cash and cash equivalents do not reflect the recent acquisition of Allume Systems, which closed on July 1, 2005. The agreement called for Smith Micro to pay $11 million in cash and 397,547 shares of restricted Smith Micro common stock, valued at $1.75 million to purchase all of the outstanding shares of Allume Systems, Inc from International Microcomputer Software, Inc. (IMSI).
-more-

Smith Micro 2nd Quarter 2005 Financial Results	Page 2 of 5
“As we stated during the previous quarter conference call, we saw the issues resulting in our shortfall in the first quarter to be temporary and we are pleased by the performance for the second quarter,” said William W. Smith, Jr., President and Chief Executive Officer. “We are excited with the potential that the acquisition of Allume Systems brings to a combined company. Allume’s strong product line and new JPEG compression technology will be an important addition to our wireless software offerings,” Mr. Smith continues.
Investor Conference Call
 Smith Micro will hold an investor conference call today, August 9, 2005, at 4:30 pm EDT to discuss the company’s second quarter financial results. Investors may access the conference call over the Internet via the company’s website www.smithmicro.com or at http://phx.corporate-ir.net/playerlink.zhtml?c=107760&s=wm&e=1099397
About Smith Micro Software
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband, eCommerce and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband and Internet technologies, the company’s products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, network fax, and traditional computer telephony. Smith Micro’s complete line of products is available through original equipment manufacturers (OEMs), direct sales, retail stores, and value-added resellers (VARs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Smith Micro 2nd Quarter 2005 Financial Results	Page 3 of 5
Note: Financial Schedules Attached
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30
	(unaudited)
	2005	2004
Net Revenues:
Products	$3,179	$2,840
Services	151	277

Total Net Revenues	3,330	3,117

Cost of Revenues:
Products	476	627
Services	69	105

Total Cost of Revenues	545	732

Gross Margin	2,785	2,385

Operating Expenses:
Selling & Marketing	369	387
Research & Development	697	621
General & Administrative	1,161	733

Total Operating Expenses	2,227	1,741

Operating Income	558	644
Interest Income	214	5

Income Before Income Tax	772	649
Income Tax Expense	8	15

Net Income	$764	$634

Net Income per share, basic	$0.04	$0.04

Weighted average shares outstanding, basic	21,584	17,072

Net Income per share, fully diluted	$0.03	$0.04

Weighted average shares outstanding, fully diluted	22,713	18,022

Smith Micro 2nd Quarter 2005 Financial Results	Page 4 of 5
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Six Months Ended
	June 30
	(unaudited)
	2005	2004
Net Revenues:
Products	$5,038	$5,110
Services	322	495

Total Net Revenues	5,360	5,605

Cost of Revenues:
Products	746	1,247
Services	144	175

Total Cost of Revenues	890	1,422

Gross Margin	4,470	4,183

Operating Expenses:
Selling & Marketing	809	790
Research & Development	1,394	1,289
General & Administrative	1,937	1,366

Total Operating Expenses	4,140	3,445

Operating Income	330	738
Interest Income	314	14

Income Before Income Tax	644	752
Income Tax Expense	8	15

Net Income	$636	$737

Net Income per share, basic	$0.03	$0.04

Weighted average shares outstanding, basic	20,629	17,048

Net Income per share, fully diluted	$0.03	$0.04

Weighted average shares outstanding, fully diluted	21,901	18,019

Smith Micro 2nd Quarter 2005 Financial Results	Page 5 of 5
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$29,946	$8,634
Accounts Receivable, Net	2,660	2,024
Income Tax Receivable	35	35
Inventory, Net	26	47
Prepaid & Other Assets	271	203

Total Current Assets	32,938	10,943
Equipment & Improvements, Net	108	113
Goodwill	1,715	1,715
Other Assets	19	57

TOTAL ASSETS	$34,780	$12,828

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,048	$939
Accrued Liabilities	1,020	790

Total Current Liabilities	2,068	1,729

Common Stock	22	18
Additional Paid In Capital	48,723	27,750
Accumulated Deficit	(16,033)	(16,669)

Total Stockholders’ Equity	32,712	11,099

TOTAL LIABILITIES & EQUITY	$34,780	$12,828

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